Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-261324 on Form S-1 of Embark Technology, Inc. of our report dated July 2, 2021, relating to the financial statements of Embark Trucks Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
December 8, 2021